PCS Edventures!.com, Inc.

Request for:

Second Extension of Promissory Note Dated June 20, 2011

and

Acceptance Of Warrants

Todd R. and Patricia S. Hackett

Contents:

Amendment and Extension of Promissory Note;

Subscription Agreement;

and

Noteholders’ Acknowledgments

Please complete the attached Amendment and Extension of Promissory Note, Subscription Agreement and Noteholders’ Acknowledgments and deliver them to:

PCS Edventures!.com, Inc.

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

Attn:  Valerie L. Grindle

Email:  vgrindle@pcsedu.com

Fax:  (208) 343-1321

10% Secured Promissory Note          Original Due Date:                   Extended Due Date:

Dated: June 20, 2011                         August 20, 2011                      November 1, 2011

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Second Amendment and Extension of Promissory Note

PCS Edventures!.com, Inc., an Idaho corporation (“Company”), issued a promissory note dated June 20, 2011 in the original principal amount of $100,000 (“Note”) payable to the Todd R. and Patricia S. Hackett (“Lenders”) on August 20, 2011 (“Original Maturity Date”).  The Note was secured by certain accounts receivable resulting from sale of inventory purchased with the proceeds of Lenders’ loan to the Company.  As partial consideration for the Note, the Lenders were issued a warrant (“Original Warrant”) to acquire 200,000 shares of Company’s common stock for $0.15 per share exercisable at any time within 36 months after the date of issuance of the Warrants.

Pursuant to an Amendment and Extension of Promissory Note (“First Extension Agreement”), the Original Maturity Date was extended to September 10, 2011.  A copy of the original Note and the First Extension Agreement are attached hereto and incorporated herein.

Noteholders are the Lenders designated in the Note or successors or assigns of the designated Lenders.

In consideration of the mutual promises set forth herein, Company and Noteholders agree as follows (“Agreement’):

1.

Effective Date of Agreement.  This Agreement shall be effective upon Noteholders’ execution of this Agreement, the Subscription Agreement and the Noteholders Acknowledgements (collectively, “Extension Documents”), delivery of the Extension Documents to Company and Company’s acceptance of the Subscription Agreement.

2.

Extension of Due Date.  The Note is amended by further extending the maturity date from September 10, 2011 to November 1, 2011.  Noteholders hereby waive any default under the Note that may have occurred prior to Noteholders’ execution and delivery of the Extension Documents.

3.

Substitution of Collateral.  The Note is hereby amended by Noteholders’ release and termination of their security interest in the specific Accounts Receivable of the Company that were created when the Inventory purchased with the loan proceeds were delivered and invoiced to the Company’s customers and by substituting, as collateral securing the payment in full of the original principal amount of the note and accrued interest, a security interest in the Company’s accounts receivable from Cengage Learning.

4.

Issuance of Additional Warrant.   As consideration for the Noteholders’ further   extension of the Original Maturity Date of the Note and substitution of collateral, the Company will issue to Noteholders Warrant # 510029 to acquire up to 200,000 restricted shares of Company’s common stock at an exercise price of $0.15 per share exercisable at any time within 36 months after the date of issuance of the Warrant

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5.

Effectiveness of Note.  Except for the further extension of the Original Maturity Date of the Note as provided in paragraph 2 and the substitution of collateral as provided in paragraph 3 of this Agreement, the Note shall remain in full force and effect in accordance with its terms.

In witness whereof, Company and Noteholders have caused this Agreement to be duly executed and delivered as of September 30, 2011.

Company:   PCS Edventures!.com, Inc.

By: /s/Valerie L. Grindle

      Valerie L Grindle

      Chief Executive Officer

Noteholders:

By:

/s/Todd R. Hackett

Todd R. Hackett

By:      /s/Patricia S. Hackett

Patricia S. Hackett

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Valerie L. Grindle, Chief Executive Officer

PCS Edventures!.com, Inc.

345 Bobwhite Court, Suite # 200

Boise, ID  83706

September 30, 2011

Re:

Subscription Agreement for PCS Warrant and Underlying Stock

The undersigned (“Noteholders”) are the holders of a promissory note dated June 20, 2011 in the original principal amount of $100,000 (“Note”) issued by PCS Edventures!.com, Inc., an Idaho corporation (the "Company"), to Todd R. and Patricia S. Hackett.  Noteholders are the Lenders designated in the Note or the successors or assigns of the designated Lenders. In connection with the issuance of the Note, the Company issued a warrant (“Original Warrant”) to acquire 200,000 restricted shares of Company’s common stock for $0.15 per share exercisable at any time within 36 months after the date of issuance of the Warrant.  Pursuant to an Amendment and Extension of Promissory Note, the maturity date of the Note was extended from August 20, 2011 to September 10, 2011.  Noteholders and Company hereby agree as follows:

1.

Subscription.  In consideration of Noteholders’ agreement to further extend the maturity date of the Note and to substitute collateral pursuant to the Second Amendment and Extension of Promissory Note, Noteholders hereby subscribe for and agree to accept Company’s additional warrant (“Additional Warrant”) ”) to acquire 200,000 restricted shares of Company’s common stock for $0.15 per share exercisable at any time within 36 months after the date of issuance of the Additional Warrant ("Subscription"), subject to the following conditions and understandings:

2.

Acceptance or Rejection.  Company, in its sole discretion and for any reason, may accept or reject this Subscription Agreement, in whole or in part; provided, however, that the Second Amendment and Extension of Promissory Note by Noteholders shall be void if this Subscription Agreement is rejected by Company.

3.

Representations and Warranties.  Noteholders make the acknowledgments, representations and warranties set forth in this Section 3 with the intent that the Company may rely on them in determining the suitability of the Noteholders’ investment in the Note (as amended), the Additional Warrant and the Company’s common stock which may be acquired by Noteholders upon exercise of the Additional Warrant (“Underlying Stock’”).

(a)

Ability to Evaluate.  Noteholders, by reason of their knowledge and experience in financial and business matters, are capable of evaluating the risks and merits of agreeing to further extend the maturity date of the Note, substitute collateral and accept the Additional Warrant. Noteholders recognize that the Additional Warrant and the Underlying Stock are speculative and that extension of the Note, substitution of collateral and acceptance of the Additional Warrant involve a high degree of risk.  Noteholders are prepared to bear the economic risk for an indefinite period of time and are able to withstand a total loss of the Note, the Additional Warrant and the Underlying Stock.

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(b)  Investment Intent.  Noteholders acknowledge that the Additional Warrant is being accepted for the Noteholders’ own account, for investment purposes only and not with the present intention of distributing or reselling the Note or the Additional Warrant or the Underlying Stock. Noteholders further understand that neither the Note, the Additional Warrant nor the Underlying Stock have been registered under the Securities Act of 1933 (the "Act"), or under any state securities laws by reason of specific exemptions therefrom which depend upon, among other things, the accuracy of Noteholders’ representations as expressed in this Subscription Agreement.  Noteholders acknowledge that transfer of the Note, the Additional Warrant and the Underlying Stock is restricted under the Act and under applicable state securities laws. Noteholders further acknowledge that the Company has urged Noteholders to consult with their counsel regarding the restrictions on resale of the Note or the Additional Warrant or the Underlying Stock prior to any resale thereof.

(c)

Investment Information.  Noteholders will rely solely on investigations made by Noteholders and/or Noteholders’ advisors in making any investment decision in connection with this Subscription Agreement or the transaction contemplated herein.  In particular, and without limiting the generality of the foregoing, Noteholders have not relied on, and Noteholders’ decision has not been influenced by:  (i) newspaper, magazine or other media articles or reports related to the Company or its business; (ii) promotional literature or other materials used by the Company for sales or marketing purposes; or (iii) any other written or oral statement of the Company or persons purporting to represent the Company or oral statements of any officer or employee of the Company, communicated to the Noteholders in connection herewith. Noteholders have had the opportunity to discuss all aspects of this transaction with management of the Company, have made or has had the opportunity to make such inspection of the books and records of the Company as Noteholders have deemed necessary in connection herewith, and any questions asked have been answered to the satisfaction of Noteholders.

(d)

Understanding of Risks.  Noteholders understand that, in addition to the risks undertaken upon their original investment in the Note, Noteholders’ agreement to extend the payment due date of the Note and to substitute collateral pursuant to the Second Amendment and Extension of Promissory Note presents additional risks to the Noteholders.

(e) Accredited Investor Status.  Noteholders are and remain "accredited investors" as such term is defined in Rule 501(a) of Regulation D under the Act and within the meaning of similar regulations under state securities laws for the reasons indicated in the "Noteholders’ Acknowledgments" accompanying this Subscription Agreement.   For natural persons to be accredited investors, the Noteholders must (i) each have had individual income in excess of Two Hundred Thousand Dollars ($200,000) in each of the last two years or joint income of the spouses in excess of Three Hundred Thousand Dollars ($300,000) in each of those years and have a reasonable expectation of realizing the same income level in the current year; or (ii) each have  individual net worth, or joint net worth of the spouses (exclusive in each case of the value of Noteholders’ principal residence) exceeding One Million Dollars ($1,000,000).

4.

Survival.  The representations and warranties contained in Section 3 herein will survive the Closing.

5.

Reliance on Representations and Warranties;   Noteholders understand that the Company will rely on the representations and warranties of Noteholders herein in determining compliance with federal and applicable state securities laws.  Noteholders hereby agree to indemnify the Company and its respective affiliates, and hold the Company and its affiliates harmless from

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and against any and all liability, damage, cost or expense (including reasonable attorneys' fees) incurred on the account of or arising out of: (a) any inaccuracy in Noteholders’ acknowledgments, representations and warranties set forth in this Subscription; (b) Noteholders’ disposition of the Note, the Additional Warrant or the Underlying Stock contrary to the Noteholders’ acknowledgments, representations and warranties in this subscription; (c) any suit or proceeding based upon the claim that Noteholders’ acknowledgments, representations or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or any of its affiliates or the disposition of all or any part of Noteholders’ Note, Additional Warrant or Underlying Stock; and (d) Noteholders’ failure to fulfill any or all of Noteholders’ obligations herein.

6.   Updating Information.  All of the information set forth herein with respect to Noteholders, including (without limitation) all of the acknowledgments, representations and warranties set forth herein, is correct and complete as of the date hereof.  If there should be any material change in such information prior to the acceptance of this subscription by the Company, Noteholders will immediately furnish the revised or corrected information to the Company.

7.    Notices.  Any notices or other communication required or permitted hereunder shall be sufficiently given if in writing and sent by registered or certified mail, postage prepaid, return receipt requested, if to the Company, to: PCS Edventures!.com, Inc., Attn: Ms. Valerie L. Grindle, Chief Executive Officer, 345 Bobwhite Court Suite 200, Boise, Idaho  83706, and if to Noteholders, at the address set forth following Noteholders’ signature to this Subscription Agreement, or to such other address as either the Company or Noteholders shall designate to the other by notice in writing.

8.   Successors; Amendment.  This Subscription Agreement inures to the benefit of and is binding upon the parties to this Subscription and their respective directors, officers, employees, heirs, executors, administrators, successors and permitted assigns.  The obligations of the Noteholders and the acknowledgments, representations and warranties herein contained shall be binding upon Noteholders and their heirs, executors, administrators, and assigns.  This Subscription Agreement may be amended, modified or terminated only by an agreement in writing, signed by the parties to be charged by such amendment, modification or termination.

9.   Governing Law.  This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Idaho.

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10. Signatures.  Noteholders declares under penalty of perjury that the statements, acknowledgments, representations and warranties contained herein are true, correct and complete and that this Subscription was executed.

Noteholders:

By /s/Todd R. Hackett

      Todd R. Hackett

By /s/Patricia S. Hackett

Patricia S. Hackett

Accepted by PCS Edventures!.com, Inc. as of September 30, 2011.

By /s/Valeria L. Grindle

Valerie L. Grindle, Chief Executive Officer

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NOTEHOLDERS’ ACKNOWLEDGMENTS

The information contained herein is being furnished to PCS Edventures!.com, Inc. ( "Company") in connection with the undersigned Noteholders’ agreement to extend the maturity date of the Company’s promissory note (“Note”), substitute collateral securing the Note and accept in consideration therefore an Additional Warrant to purchase restricted shares of Company’s common stock pursuant to a certain Second Amendment and Extension of Promissory Note of even date.  Noteholders acknowledge and understand that the Company will rely upon the information contained herein for purposes of determining whether the extension of the Note and acceptance of the Additional Warrant will be exempt from registration under the Securities Act of 1933 and certain exemptions from qualification under applicable state securities laws.

Noteholders expressly acknowledge the following by placing his or her initials in each of the spaces provided below:

NOTEHOLDERS HAVE CAREFULLY READ THE ACCOMPANYING SUBSCRIPTION AGREEMENT AND, IN PARTICULAR, HAVE CAREFULLY READ AND UNDERSTAND THE NOTEHOLDERS’ REPRESENTATIONS AND WARRANTIES MADE THEREIN, AND CONFIRM THAT ALL SUCH REPRESENTATIONS AND WARRANTIES ARE  TRUE AND CORRECT.

Noteholders represents that they are is "accredited investors" within the meaning of Rule 501 promulgated under the Securities Act of 1933, since they satisfy one or more of the following criteria (initial all applicable spaces):

   (a) _____

A natural person whose individual income exceeded Two Hundred Thousand Dollars ($200,000) in each of the last two years, or joint income with that person's spouse exceeded Three Hundred Thousand Dollars ($300,000) in each of those two years, and who reasonably expects to realize the same income level in the current year.  If this section (a) is selected, please provide written verification from your tax accountant or other knowledgeable third party that you satisfy these criteria.

   (b) _____

 A natural person whose individual net worth, or joint net worth with that person's spouse, exclusive of the value of Noteholders’ principal residence now exceeds One Million Dollars ($1,000,000).  If this section (b) is selected, please provide written verification from your tax accountant or other knowledgeable third party that you satisfy these criteria.

   (c) _____

 An organization or entity consisting solely of persons who meet the requirements specified in Paragraphs (a) or (b) above. If this section (c) is selected, please provide for each individual affiliated with the organization or entity, a written verification from his or her tax accountant or other knowledgeable third party that you satisfy these criteria.

   (d) _____

Any other "accredited investor" as that term is defined in Rule 501 promulgated under the Securities Act of 1933.  If this section (d) is selected, please provide a letter stating which "accredited investor" criteria enunciated in Rule 501 you are relying upon, and an explanation as to why you qualify therefore; unless the Noteholders’ principal occupation is that of an investment counselor or advisor, tax attorney or tax accountant, the Noteholders has consulted his or her own counsel or tax advisor concerning the terms of this investment and its suitability for their individual tax and financial planning purposes.

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SIGNATURES

Noteholders declare that, to the best of Noteholders’ knowledge and belief, the above information is complete, true and correct in all respects and Noteholders understand that the Company will rely on the accuracy of such information.

 Executed as of the 30th day September 2011

/s/Todd R. Hackett

Todd R. Hackett

/s/Patricia S. Hackett

Patricia S. Hackett

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